Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of Opera Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 6, 2019.

Kunlun Tech Limited

By:	/s/ Yahui Zhou
Name:	Yahui Zhou

Title	Authorized Signatory

Beijing Kunlun Tech Co., Ltd.

By:	/s/ Yahui Zhou
Name:	Yahui Zhou

Title:	Chairman

Yahui Zhou

By:	/s/ Yahui Zhou
Name:	Yahui Zhou